                                                                                                 EXHIBIT 21
                                              Subsidiaries of
                                              DEB SHOPS, INC.
                                        A Pennsylvania corporation(1)

Deb Shops, Inc.,                        Deb of Kentucky, Inc.,                  Deb of Rhode Island, Inc.,
a New Jersey corporation                a Kentucky corporation                  a Rhode Island corporation

Joy Shops, Inc.,                        Deb Shops of Louisiana, Inc.,           Deb of South Carolina, Inc.,
a Pennsylvania corporation              a Louisiana corporation                 South Carolina corporation

Joy Shops, Inc.,                        Deb of Maine, Inc.,                     Deb of South Dakota, Inc.,
a Delaware corporation                  a Maine corporation                     a South Dakota corporation

D. B. Interest, Inc.,                   Deb Shops of Maryland, Inc.,            Deb of Tennessee, Inc.,
a Delaware corporation                  a Maryland corporation                  a Tennessee corporation

D. B. Know, Inc.,                       Deb of Massachusetts Inc.,              Deb of Texas, Inc.,
a Delaware corporation                  a Massachusetts corporation             a Texas corporation

D. B. Royalty, Inc.,                    Deb of Michigan, Inc.,                  Deb of Utah, Inc.,
a Delaware corporation                  a Michigan corporation                  a Utah corporation

Deb Shops of Alabama, Inc.,             Deb Shops of Minnesota, Inc.,           Deb of Virginia, Inc.,
an Alabama corporation                  a Minnesota corporation                 a Virginia corporation

Deb of Arkansas, Inc.,                  Deb Shops of Missouri, Inc.,            Deb of Washington, Inc.,
an Arkansas corporation                 a Missouri corporation                  a Washington corporation

Deb of California, Inc.,                Deb of Nebraska, Inc.,                  Deb of West Virginia, Inc.,
a California corporation                a Nebraska corporation                  a West Virginia corporation

Deb of Colorado, Inc.,                  Deb of New Hampshire, Inc.,             Deb of Wisconsin, Inc.,
a Colorado corporation                  a New Hampshire corporation             a Wisconsin corporation

Deb of Connecticut, Inc.,               Deb of New Mexico, Inc.,                Deb Real Estate, Inc.
a Connecticut corporation               a New Mexico corporation                a Pennsylvania corporation

Deb of Delaware, Inc.,                  Deb of New Jersey, Inc.,                Tops 'N Bottoms of New York, Inc.
a Delaware corporation                  a New Jersey corporation                a New York corporation

Deb Fashions of Florida, Inc.,          Deb of New York, Inc.,                  Books Management, Inc.
a Florida corporation                   a New York corporation                  a Pennsylvania corporation

Deb Shops of Georgia, Inc.,             Deb Shops of North Carolina, Inc.,      Atlantic Books-Delaware, Inc.
a Georgia corporation                   a North Carolina corporation            a Delaware corporation

Deb Shops of Idaho, Inc.,               Deb of North Dakota, Inc.,              Atlantic Books-Maryland, Inc.
an Idaho corporation                    a North Dakota corporation              a Maryland corporation

Deb of Illinois, Inc.,                  Deb Shops of Ohio, Inc.,                Atlantic Books-New Jersey, Inc.
an Illinois corporation                 an Ohio corporation                     a New Jersey corporation

Deb of Indiana, Inc.,                   Deb of Oklahoma, Inc.,                  Atlantic Books-Pennsylvania, Inc.
an Indiana corporation                  an Oklahoma corporation                 a Pennsylvania corporation

Deb Shops of Iowa, Inc.,                Deb of Oregon, Inc.,
an Iowa corporation                     an Oregon corporation

Deb of Kansas, Inc.,                    Deb of Pennsylvania, Inc.,
a Kansas corporation                    a Pennsylvania corporation

(1) All subsidiaries are owned 100% by Deb Shops, Inc., except
   (a) D.B. Royalty, Inc. which is owned 100% by Joy Shops, Inc., a Delaware corporation.
   (b) Atlantic Books-Delaware, Inc.; Atlantic Books-Maryland, Inc.; Atlantic Books-New Jersey, Inc.; Atlantic Books-Pennsylvania, Inc. which are 100% owned by Books Management, Inc., a Pennsylvania corporation.